UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2010

PARADIGM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-09154	83-0211506
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland (Address of principal executive offices)	20850 (Zip Code)

(301) 468-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2010, Paradigm Holdings, Inc., a Wyoming corporation (the “Company”), Hale Capital Partners, LP (“Hale Capital”) and EREF PARA, LLC (“EREF” and together with Hale Capital, the “Purchasers”) entered into an Amendment to Preferred Stock Purchase Agreement effective as of August 31, 2010 (the “Amendment”), to, among other things: (i) restrict the exercisability of the Class A Warrants and Class B Warrants (the “Warrants”) held by the Purchasers until the earlier to occur of (x) November 1, 2010 and (y) the consummation of the merger of the Company with and into Paradigm Holdings, Inc., a Nevada corporation; provided, that the foregoing restriction shall not apply in the event of a Fundamental Transaction (as defined in the Warrants), and (ii) limit the Company’s obligation to reserve shares with respect to the Warrants during such period.

Martin Hale is a director of the Company and Chief Executive Officer of Hale Capital and Chief Executive Officer and sole owner of Hale Fund Management, LLC, the managing member of EREF.

The foregoing description of the terms of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit 10.1	Amendment effective as of August 31, 2010 among the Company and the Purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

By:	/s/Richard Sawchak
Richard Sawchak
Chief Financial Officer

Date: September 24, 2010

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amendment effective as of August 31, 2010 among the Company and the Purchasers